Exhibit 99.1

n e w s r e l e a s e

Executive Offices	For Further Information Contact:
One Parkway North Blvd.
Suite 100
Deerfield, IL 60015-2559	Cody Phipps
President and Chief Executive Officer
or
Fareed Khan
Senior Vice President and Chief Financial Officer
United Stationers Inc.
(847) 627-7000

UNITED STATIONERS REPORTS FIRST QUARTER 2013 RESULTS

DEERFIELD, Ill., April 22, 2013 – United Stationers Inc. (NASDAQ: USTR) reported results for the first quarter 2013.

First Quarter Financial Summary

•	Net sales of $1.25 billion were flat to the prior year’s first quarter sales after adjusting for one less workday in the current year quarter.

•	Diluted earnings per share were $0.34. Adjusted earnings per share grew 24% to $0.56(1), compared with $0.45(1) in the prior-year quarter.

•	First quarter gross margin was $188.5 million or 15.1% of sales, up 85 basis points versus the prior-year quarter.

•	Operating expenses were $163.3 million. Adjusted operating expenses were $148.9 million(1) or 11.9%(1) of sales, up 66 basis points compared to the adjusted prior-year quarter results.

•	Operating income was $25.2 million. Adjusted operating income was $39.7 million(1) or 3.2%(1), up 19 basis points versus last year’s adjusted first quarter operating income.

•	Net cash used in operating activities for the quarter totaled $13.4 million versus net cash provided in operating activities of $27.9 million in the prior-year quarter.

•	Share repurchases totaled 0.2 million shares at a cost of $7.1 million during the current year quarter.

•	Cash dividends of $5.6 million were paid during the current year quarter.

“We made progress on strategic initiatives, and delivered solid results in a difficult demand environment,” said Cody Phipps, president and chief executive officer. “First quarter demand conditions were impacted by corporate and government spending reductions, low inflation and continued weakness in the economy as real jobs growth and small business confidence remain soft. O.K.I. Supply was fully integrated into our industrial business during the quarter and we drove additional cost reduction programs in several of our other core businesses. Our financial results showed solid EPS growth and gross margin expansion despite flat top-line sales. We continued to build the capabilities needed to help our customers win in an increasingly digital and rapidly evolving marketplace.”

First Quarter Performance

Sales for the first quarter of 2013 were $1.25 billion, flat with the prior-year quarter after adjusting for workdays. Strong growth was seen in the industrial supplies and janitorial/breakroom categories with sales up 35.7% and 3.0%, respectively. These gains were offset by decreased sales in the technology, office products and furniture categories of 5.9%, 6.5%, and 3.0%, respectively.

(1)	This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release. Except as noted, all references within this news release related to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Reports First Quarter 2013 Results

Gross margin for the quarter was $188.5 million or 15.1% of sales, compared with $180.9 million or 14.2% of sales in the prior-year quarter. Gross margin improved due to a more favorable product mix, margin improvement initiatives, and higher purchase-related supplier allowances. War on Waste (WOW) cost savings also contributed to the improvement in gross margin. Partially offsetting these improvements in gross margin were lower inflation trends, net of LIFO inventory impacts, and increased transportation costs.

First quarter 2013 operating expenses were $163.3 million. This included a charge of $14.4 million for a workforce reduction and facility closures. Excluding this item, first quarter 2013 adjusted operating expenses were $148.9 million(1) or 11.9%(1) of sales, compared with last year’s adjusted $143.1 million(1) or 11.3%(1) of sales. Adjusted operating expenses for 2012 exclude a $6.2 million charge for a workforce reduction and facility closures. Higher operating expenses were driven by incremental costs related to the O.K.I. Supply Co. acquisition, and increased healthcare and workers compensation costs.

Operating income for the first quarter of 2013 was $25.2 million. Excluding the charges noted above, first quarter 2013 adjusted operating income was $39.7 million(1) or 3.2%(1) of sales, compared with $37.8 million(1) or 3.0%(1) of sales in the prior-year quarter.

Diluted earnings per share for the latest quarter were $0.34. Excluding the charges noted above, first quarter 2013 adjusted earnings per share were $0.56(1), compared with $0.45(1) in the prior-year period. The improvement was the result of increased operating income, lower interest expense, and the impact of share repurchases.

Cash Flow, Debt Trends and Share Repurchases

Net cash used by operating activities for the first three months of 2013 was $13.4 million. Operating cash flow was negatively impacted by the timing of payments for year end 2012 inventory investment buys. Cash flow used in investing activities totaled $9.0 million in the latest quarter. Capital spending for 2013 is expected to be approximately $35 million.

The company has approximately $1.0 billion of total committed debt capacity at March 31, 2013 and has maintained debt-to-EBITDA leverage at the low end of targeted levels. Outstanding debt at March 31, 2013 and 2012 was $537.0 million and $512.2 million, respectively. Debt-to-total capitalization at March 31, 2013 was 41.6%, compared with 42.9% at March 31, 2012. During the first quarter of 2013, the company paid $7.1 million to repurchase 0.2 million shares and paid $5.6 million in cash dividends. The amount remaining under Board share repurchase authorizations at April 19, 2013 was approximately $43.8 million.

“Our balance sheet, liquidity and access to capital remains strong”, said Phipps. “We will maintain a balanced capital deployment approach of prudent investments in growth, productivity enhancements, targeted acquisitions, and returning capital to shareholders through cash dividends and share repurchases. We continue to have ample funds to pursue our diversification strategy.”

Outlook

“While we have responded to a difficult economy by taking cost reduction actions in the near-term, we have not lost sight of the importance of investing in the capabilities that will drive our business in the future,” Phipps stated. The first quarter cost actions are expected to result in annual savings in excess of the related charge. These actions will right size United’s business and fund growth initiatives. “Looking forward, we continue to be proactive in taking actions that will positively impact earnings, notwithstanding the uncertain economy that we face. Our efforts remain focused on enabling our supply chain partners to succeed in a rapidly changing environment,” concluded Phipps.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Tuesday, April 23, 2013, at 10:00 a.m. CDT, to discuss first quarter 2013 results. To participate, callers within the U.S. and Canada should dial (877) 317-6789, and international callers should dial (412) 317-6789 approximately 10 minutes before the presentation. The passcode is “10026667”. To listen to the webcast, participants should visit the Investors section of the company’s website (link: http://investors.unitedstationers.com), and click on the “Q1-13 Earnings Release” button on the right side of the page, several minutes before the event is broadcast. Interested parties can access an archived version of

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United Stationers Reports First Quarter 2013 Results

the call, this news release, a financial slide presentation and other information related to the call, also located on the Investors section of United Stationers’ website, about two hours after the call ends. You may also download the native iOS United Stationers iPhone app by visiting the iTunes store and searching for the United Stationers app, or you may view the app in your internet browser by clicking here: http://investors.unitedstationers.com/m/. The browser app can be viewed on all supported smartphone devices including iPhone®, AndroidTM and BlackBerry® devices.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: prevailing economic conditions and changes affecting the business products industry and the general economy; United’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the risks inherent in continuing or increased customer concentration; United’s reliance on key suppliers and the supplier allowances and promotional incentives they offer; United’s reliance on independent resellers for a significant percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; the impact of a loss of, or substantial decrease in, the availability of products or service from key vendors at competitive prices; United’s ability to maintain its existing information technology systems and the systems and eCommerce services that it provides to customers, and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the creditworthiness of United’s customers; United’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; United’s success in effectively identifying, consummating and integrating acquisitions; the risks and expense associated with United’s obligations to maintain the security of private information provided by United’s customers; the costs and risks related to compliance with laws, regulations and industry standards affecting United’s business; the availability of financing sources to meet United’s business needs; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

United Stationers Inc. is a leading wholesale distributor of business products, with 2012 net sales of $5.1 billion. The company stocks a broad and deep line of approximately 130,000 items on a national basis, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, and industrial supplies. A network currently comprised of 65 distribution centers allows it to deliver these products to over 25,000 reseller customers. This network, combined with United’s depth and breadth of inventory, enables the company to ship most products overnight to more than 90% of the U.S. and offer next-day delivery to major cities in Mexico and Canada. For more information, visit unitedstationers.com.

United Stationers’ common stock trades on the NASDAQ Global Select Market under the symbol USTR.

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United Stationers Reports First Quarter 2013 Results

United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2013	2012
Net sales	$1,250,485	$1,271,647
Cost of goods sold	1,061,960	1,090,718

Gross profit	188,525	180,929
Operating expenses:
Warehousing, marketing and administrative charges	163,284	149,337

Operating income	25,241	31,592
Interest expense, net	3,113	7,166

Income before income taxes	22,128	24,426
Income tax expense	8,254	9,314

Net income	$13,874	$15,112

Net income per common share – diluted	$0.34	$0.36

Weighted average number of common shares – diluted	40,628	42,420

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United Stationers Reports First Quarter 2013 Results

United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	(unaudited) March 31,		(audited) As of
	2013	2012	Dec. 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$20,522	$11,198	$30,919
Accounts receivable, net	632,247	642,028	658,760
Inventories	726,217	672,274	767,206
Other current assets	33,356	31,109	30,118

Total current assets	1,412,342	1,356,609	1,487,003
Property, plant and equipment, net	139,345	126,931	143,523
Intangible assets, net	65,497	55,020	67,192
Goodwill	357,907	328,061	357,226
Other long-term assets	22,179	21,653	20,260

Total assets	$1,997,270	$1,888,274	$2,075,204

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$431,940	$433,725	$495,278
Accrued liabilities	172,726	173,059	205,228
Short-term debt	1,162	50,000	—

Total current liabilities	605,828	656,784	700,506
Deferred income taxes	15,680	14,975	18,054
Long-term debt	535,885	462,150	524,376
Other long-term liabilities	85,763	71,750	94,176

Total liabilities	1,243,156	1,205,659	1,337,112
Stockholders’ equity:
Common stock, $0.10 par value; authorized – 100,000,000 shares, issued – 74,435,628 shares in 2013 and 2012	7,444	7,444	7,444
Additional paid-in capital	405,039	405,588	404,196
Treasury stock, at cost – 33,760,943 and 33,323,963 shares at March 31, 2013 and 2012, respectively and 34,116,220 shares at December 31, 2012	(957,124)	(940,564)	(963,220)
Retained earnings	1,351,631	1,262,791	1,343,437
Accumulated other comprehensive loss	(52,876)	(52,644)	(53,765)

Total stockholders’ equity	754,114	682,615	738,092

Total liabilities and stockholders’ equity	$1,997,270	$1,888,274	$2,075,204

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United Stationers Reports First Quarter 2013 Results

United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	For the Three Months Ended March 31,
	2013	2012
Cash Flows From Operating Activities:
Net income	$13,874	$15,112
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,475	8,607
Share-based compensation	2,420	1,926
Loss (gain) on the disposition of plant, property and equipment	14	(49)
Amortization of capitalized financing costs	224	241
Excess tax benefits related to share-based compensation	(1,477)	(464)
Deferred income taxes	(2,079)	(1,944)
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	26,267	17,640
Decrease in inventory	40,828	69,959
(Increase) decrease in other assets	(3,999)	15,681
Decrease in accounts payable	(77,404)	(63,520)
Increase (decrease) in checks in-transit	14,201	(1,758)
Decrease in accrued liabilities	(27,304)	(19,427)
Decrease in other liabilities	(8,407)	(14,108)

Net cash (used in) provided by operating activities	(13,367)	27,896
Cash Flows From Investing Activities:
Capital expenditures	(9,096)	(4,479)
Proceeds from the disposition of property, plant and equipment	86	84

Net cash used in investing activities	(9,010)	(4,395)
Cash Flows From Financing Activities:
Net borrowings under debt arrangements	12,672	15,393
Net proceeds (disbursements) from share-based compensation arrangements	10,840	(942)
Acquisition of treasury stock, at cost	(7,124)	(33,575)
Payment of cash dividends	(5,571)	(5,436)
Excess tax benefits related to share-based compensation	1,477	464
Payment of debt issuance costs	(345)	—

Net cash provided by (used in) financing activities	11,949	(24,096)
Effect of exchange rate changes on cash and cash equivalents	31	10

Net change in cash and cash equivalents	(10,397)	(585)
Cash and cash equivalents, beginning of period	30,919	11,783

Cash and cash equivalents, end of period	$20,522	$11,198

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United Stationers Reports First Quarter 2013 Results

United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income, Net Income, and Diluted Earnings Per Share

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2013		2012
	Amount	% to Net Sales	Amount	% to Net Sales
Net sales	$1,250,485	100.0%	$1,271,647	100.00%

Gross profit	$188,525	15.08%	$180,929	14.23%
Operating expenses	$163,284	13.06%	$149,337	11.74%
Workforce reduction and facility closure charge	(14,432)	(1.15)%	(6,247)	(0.49%)

Adjusted operating expenses	$148,852	11.91%	$143,090	11.25%

Operating income	$25,241	2.02%	$31,592	2.49%
Operating expense items noted above	14,432	1.15%	6,247	0.49%

Adjusted operating income	$39,673	3.17%	$37,839	2.98%

Net income	$13,874		$15,112
Operating expense items noted above, net of taxes	8,948		3,873

Adjusted net income	$22,822		$18,985

Diluted earnings per share	$0.34		$0.36
Per share operating expense items noted above	0.22		0.09

Adjusted diluted earnings per share	$0.56		$0.45

Adjusted diluted earnings per share - growth rate over the prior year period	24.4%
Weighted average number of common shares — diluted	40,628		42,420

Note: Adjusted Operating Expenses, Operating Income, Net Income and Earnings Per Share in the first quarter of 2013 and 2012, respectively, exclude the effects of a $14.4 million charge and $6.2 million charge, each related to workforce reductions and facility closures. Generally Accepted Accounting Principles require that the effects of this item be included in the Condensed Consolidated Statements of Income. Management believes that excluding this item is an appropriate comparison of its ongoing operating results to last year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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